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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                         (I.R.S. Employer
organization if not a U.S. national bank)                  Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                      (Zip Code)
executive offices)

                              BANKERS TRUST COMPANY
                                LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

                        KEYCORP STUDENT LOAN TRUST 1996-A
               (Exact name of obligor as specified in its charter)

NEW YORK                                                      ###-##-####
(State or other jurisdiction of                            (I.R.S. employer
Incorporation or organization)                             Identification no.)


C/O THE FIRST NATIONAL BANK OF CHICAGO
ONE FIRST NATIONAL PLAZA
SUITE 0126
CHICAGO,  ILLINOIS                                                60670
(Address of principal executive offices)                          (Zip Code)

                         ------------------------------

                        FLOATING RATE ASSET BACKED NOTES
                       (Title of the indenture securities)


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                                       -2-



ITEM 1.      GENERAL INFORMATION.
             Furnish the following information as to the trustee.

             (a) Name and address of each examining or supervising authority to which it is subject.

             NAME                                                 ADDRESS
             ----                                                 -------
             Federal Reserve Bank (2nd District)                  New York, NY
             Federal Deposit Insurance Corporation                Washington, D.C.
             New York State Banking Department                    Albany, NY

             (b)    Whether it is authorized to exercise corporate trust powers.

                    Yes.

ITEM 2.      AFFILIATIONS WITH OBLIGOR.

             If the obligor is an affiliate of the Trustee, describe each such affiliation.

             None.

ITEM 3.-15.  NOT APPLICABLE

ITEM 16.     LIST OF EXHIBITS.

             EXHIBIT 1 - Restated Organization Certificate of Bankers Trust
                         Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 21, 1996. Copy attached.

             EXHIBIT 2 - Certificate of Authority to commence business -
                         Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

             EXHIBIT 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                         Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

             EXHIBIT 4 - Existing By-Laws of Bankers Trust Company, dated as amended on October 19, 1995. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-65171.

             EXHIBIT 5 - Not applicable.

             EXHIBIT 6 - Consent of Bankers Trust Company required by
                         Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

             EXHIBIT 7 - A copy of the latest report of condition of Bankers
                         Trust Company dated as of June 30, 1996.

             EXHIBIT 8 - Not Applicable.

             EXHIBIT 9 - Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of August 1996.


                                        BANKERS TRUST COMPANY



                                        By:  /s/ Lillian K. Peros
                                           -------------------------------
                                                 Lillian K. Peros
                                                 Assistant Treasurer

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of August, 1996.


                                       BANKERS TRUST COMPANY



                                       By:      Lillian K. Peros
                                                ----------------
                                                Lillian K. Peros
                                                Assistant Treasurer





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                               STATE OF NEW YORK,
                               BANKING DEPARTMENT



         I, PETER M. PHILBIN, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.


WITNESS, my hand and official seal of the Banking Department at the City of New York,

             this    21ST   day of   MARCH    in the Year of our Lord
                  ----------      -----------
             one thousand nine hundred and ninety-six



                                      Peter M. Philbin
                                  ---------------------------------------------
                                        Deputy Superintendent of Banks.

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE


                                OF BANKERS TRUST


                      UNDER SECTION 8005 OF THE BANKING LAW

                             ----------------------


         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th day of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.


                                   James T. Byrne, Jr.
                               -----------------------------
                                      James T. Byrne, Jr.
                                      Managing Director



                                   Lea Lahtinen
                               -----------------------------
                                      Lea Lahtinen
                                      Assistant Secretary



State of New York  )
                   )   ss:
County of New York )


         Lea Lahtinen, being duly sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements therein contained are true.


                                      Lea Lahtinen
                                  ------------------------
                                        Lea Lahtinen


Sworn to before me this 20th day of March, 1996.


  Sandra L. West
- ------------------------------------
           Notary Public                        Counterpart Filed in the
                                                Office of the Superintendent of
                                                Banks, State of New York,
                                                this 21st day of
                                                March 1996
          SANDRA L. WEST
 Notary Public, State of New York
          No. 31-4942101
   Qualified in New York County
  Commission Expires September 19, 1996





















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
Legal Title of Bank:       Bankers Trust Company              Call Date:   6/30/96               ST-BK:   36-4840          FFIEC 031
Address:                   130 Liberty Street                 Vendor ID: D                       CERT:  00623              Page RC-1
City, State    ZIP:        New York, NY  10006                                                                             11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                ----------------
                                                                                                                |  C400        |
                                                                                                   -----------------------------
                                                    Dollar Amounts in Thousands                    | RCFD  Bil Mil Thou        |
- --------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                             | //////////////////        |
  1.   Cash and balances due from depository institutions (from Schedule RC-A):                    | //////////////////        |
       a.   Noninterest-bearing balances and currency and coin(1) ................                 | 0081            1,631,000 |1.a.
       b.   Interest-bearing balances(2) .........................................                 | 0071            2,066,000 |1.b.
  2.   Securities:                                                                                 | //////////////////        |
       a.   Held-to-maturity securities (from Schedule RC-B, column A) ...........                 | 1754                    0 |2.a.
       b.   Available-for-sale securities (from Schedule RC-B, column D)..........                 | 1773            3,761,000 |2.b.
  3    Federal funds sold and securities purchased under agreements to resell in domestic offices  | //////////////////        |
       of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                        | //////////////////        |
       a.   Federal funds sold ...................................................                 | 0276            5,162,000 |3.a.
       b.   Securities purchased under agreements to resell ......................                 | 0277            4,192,000 |3.b.
  4.   Loans and lease financing receivables:                                                      | //////////////////        |
       a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122    24,849,000 | //////////////////        |4.a.
       b.   LESS:   Allowance for loan and lease losses....................RCFD 3123       923,000 | //////////////////        |4.b.
       c.   LESS:   Allocated transfer risk reserve .......................RCFD 3128             0 | //////////////////        |4.c.
       d.   Loans and leases, net of unearned income,                                              | //////////////////        |
            allowance, and reserve (item 4.a minus 4.b and 4.c) ..................                 | 2125           23,926,000 |4.d.
  5.   Assets held in trading accounts ...........................................                 | 3545           33,052,000 |5.
  6.   Premises and fixed assets (including capitalized leases) ..................                 | 2145              858,000 |6.
  7.   Other real estate owned (from Schedule RC-M) ..............................                 | 2150              216,000 |7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)    | 2130              271,000 |8.
  9.   Customers' liability to this bank on acceptances outstanding ..............                 | 2155              572,000 |9.
 10.   Intangible assets (from Schedule RC-M) ....................................                 | 2143               18,000 |10.
 11.   Other assets (from Schedule RC-F) .........................................                 | 2160            7,612,000 |11.
 12.   Total assets (sum of items 1 through 11) ..................................                 | 2170           83,337,000 |12.
                                                                                                   -----------------------------


- --------------------------

(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:       Bankers Trust Company                       Call Date: 6/30/96        ST-BK:    36-4840        FFIEC  031
Address:                   130 Liberty Street                          Vendor ID: D              CERT:      00623         Page  RC-2
City, State       Zip:     New York, NY  10006                                                                            12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED                                                                          ---------------------------
                                                     Dollar Amounts in Thousands                | ////////   Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                     | /////////////////////   |
13. Deposits:                                                                                   | /////////////////////   |
    a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)      | RCON 2200     9,040,000 |13.a.
            (1)   Noninterest-bearing(1) ....................RCON 6631         3,569,000..      | /////////////////////   |13.a.(1)
            (2)  Interest-bearing ...........................RCON 6636         5,471,000..      | /////////////////////   |13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E      | /////////////////////   |
            part II)                                                                            | RCFN 2200    19,648,000 |13.b.
            (1)   Noninterest-bearing .......................RCFN 6631           494,000        | /////////////////////   |13.b.(1)
            (2)   Interest-bearing ................RCFN 6636        19,154,000                  | /////////////////////   |13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in               | /////////////////////   |
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:       | /////////////////////   |
    a.   Federal funds purchased ..................................................             | RCFD 0278     2,564,000 |14.a.
    b.   Securities sold under agreements to repurchase ...........................             | RCFD 0279       790,000 |14.b.
15. a.   Demand notes issued to the U.S. Treasury .................................             | RCON 2840             0 |15.a.
    b.   Trading liabilities ......................................................             | RCFD 3548    18,177,000 |15.b.
16. Other borrowed money:                                                                       | ///////////////////// / |
    a.   With original maturity of one year or less ...............................             | RCFD 2332    16,421,000 |16.a.
    b.   With original maturity of more than one year .............................             | RCFD 2333     3,388,000 |16.b.
17. Mortgage indebtedness and obligations under capitalized leases ................             | RCFD 2910        31,000 |17.
18. Bank's liability on acceptances executed and outstanding ......................             | RCFD 2920       572,000 |18.
19. Subordinated notes and debentures .............................................             | RCFD 3200     1,227,000 |19.
20. Other liabilities (from Schedule RC-G) ........................................             | RCFD 2930     6,911,000 |20.
21. Total liabilities (sum of items 13 through 20) ................................             | RCFD 2948    78,769,000 |21.
                                                                                                | /////////////////////   |
22. Limited-life preferred stock and related surplus ..............................             | RCFD 3282             0 |22.
EQUITY CAPITAL                                                                                  | /////////////////////   |
23. Perpetual preferred stock and related surplus .................................             | RCFD 3838       500,000 |23.
24. Common stock ..................................................................             | RCFD 3230     1,002,000 |24.
25. Surplus (exclude all surplus related to preferred stock) ......................             | RCFD 3839       528,000 |25.
26. a.   Undivided profits and capital reserves ...................................             | RCFD 3632     2,915,000 |26.a.
    b.   Net unrealized holding gains (losses) on available-for-sale securities ...             | RCFD 8434    (    5,000)|26.b.
27. Cumulative foreign currency translation adjustments ...........................             | RCFD 3284    (  372,000)|27.
28. Total equity capital (sum of items 23 through 27) .............................             | RCFD 3210     4,568,000 |28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,   | /////////////////////   |
    and 28) .......................................................................             | RCFD 3300    83,337,000 |29.
                                                                                                ---------------------------

Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the              Number
         most comprehensive level of auditing work performed for the bank by independent external             ------------
         auditors as of any date during 1995 ...................................................| RCFD  6724        2     | M.1
                                                                                                 -------------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- ----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.